ADVANCED AERODYNAMICS & STRUCTURES, INC.
                        (A Development Stage Enterprise)


                 Statement Re: Computation of Per Share Earnings



                                                      For the Three Months Ended           For the Nine Months Ended
                                                             September 30                         September 30
                                                 ---------------------------------------------------------------------------------
                                                        1996              1997              1996              1997
                                                 ---------------------------------------------------------------------------------
Net loss                                           $  (380,000)      $(2,365,000)       $(1,726,000)      $(4,242,000)
                                                 ---------------------------------------------------------------------------------
Weighted average number of Class B
Common Stock shares outstanding                      2,000,000         2,000,000          2,000,000         2,000,000
Common Stock equivalents from the issuance
of Bridge Warrants computed using the
treasury stock method                                1,400,000                            1,400,000
Weighted average number of Class A
Common Stock shares outstanding                                        6,900,000                            6,900,000
                                                 ---------------------------------------------------------------------------------
                                                     3,400,000         8,900,000          3,400,000         8,900,000
                                                 =================================================================================
Net loss per share                                       ($.11)            ($.27)             ($.51)            ($.48)
                                                 =================================================================================